Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197726) pertaining to the Catalent, Inc. 2014 Omnibus Incentive Plan and the 2007 PTS Holdings Corp. Stock Incentive Plan, and

(2)	Registration Statement (Form S-3 No. 333-211872) of Catalent, Inc. and in the related Prospectus;

of our report dated July 31, 2017, with respect to the financial statements of Cook Pharmica LLC included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Indianapolis, IN

September 25, 2017